UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

CIMAREX ENERGY CO.
(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

(303) 295-3995
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On May 23, 2018, Cimarex Energy Co. (“Cimarex,” “we,” or “us”) entered into a Purchase and Sale Agreement with Callon Petroleum Operating Company (“Callon”) pursuant to which we agreed to sell, and Callon agreed to purchase, oil and gas properties principally located in Ward County, Texas (the “Ward County assets”) for $570.0 million. The transaction closed on August 31, 2018. The purchase price was adjusted to $544.5 million to reflect the resolution of all asserted defects. Adjusting for the $28.5 million deposit we received from Callon and $5.9 million of post effective date net revenue and expenditures, Cimarex received $510.1 million at closing. Final settlement, which will reflect any other post-closing adjustments, will occur within 120 days of closing.
ITEM 7.01    REGULATION FD DISCLOSURE
On September 4, 2018, we issued a news release reporting the closing of the Purchase and Sale Agreement with Callon described in Item 2.01, Completion of Acquisition or Disposition of Assets, above. A copy of this news release is furnished as Exhibit 99.2 to this report.
In accordance with General Instruction B.2. of Form 8-K, the information in the news release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(b)    Pro Forma Financial Information
The pro forma financial statements of Cimarex Energy Co. reflecting the closing of the sale of the Ward County assets are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
(d)    Exhibits
Exhibit No.    Description

99.1	Pro Forma Financial Information
99.2	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2018

CIMAREX ENERGY CO.

/s/ G. Mark Burford
G. Mark Burford
Vice President and Chief Financial Officer

3